INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-51085, 33-57822, 333-58445 and 333-94277 of Arizona Public Service Company on
Form S-3 and in Registration Statement No. 333-46161 of Arizona Public Service Company on Form S-8 of our report dated February 18, 2000, appearing in this Annual Report on Form 10-K of Arizona Public Service Company for the year ended December 31, 1999.

Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 29, 2000